Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is entered into on June 15, 2023 (the “Effective Date”) is by and between SDI Black 011, LLC, a New York limited liability company located at 1091 Yonkers Avenue, Yonkers, New York 10704 (“Seller”) and The OLB Group, Inc., a Delaware corporation with its corporate offices at 1120 Avenue of the Americas, 4th Floor, New York, New York 10036 (“Buyer”).

WHEREAS the parties wish to enter into the agreement below which provides for a purchase of 80.01% interest in the membership interest in Cuentas SDI, LLC, a Florida limited liability company located at 235 Lincoln Road, Suite 205, Miami Beach, Florida 33139 (“Cuentas SDI” or the “Company”), free and clear of any liens, claims, and encumbrances.

ACCORDINGLY, the parties covenant and agree as follows:

1.	Recitals. The above recitals are true and correct and form a part of the parties’ agreement.

2.	Purchase of Membership Interests. Subject to the terms and conditions set forth herein, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in and to 80.01% of their membership interests in Cuentas SDI (the “Purchased Membership Interests”), free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (“Encumbrance”), in consideration for the Purchase Price defined below. For purposes of this Agreement, all of Seller’s right, title, and interest in and to the Purchased Membership Interests shall include but is not limited to: (a) Seller’s capital account in the Company; (b) Seller’s right to share in the profits and losses of the Company; (c) Seller’s right to receive distributions from the Company; and (d) the exercise of all member rights, including the voting rights attributable to the Purchased Membership Interests.

3.	Purchase Price. The aggregate purchase price for the Purchased Membership Interests shall be EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000.00), the (“Purchase Price”), payable at Closing as follows:

a. Buyer shall be credited with the amount of $50,000 which was deposited with the Attorney Escrow Account of the attorney for Seller, Geist Schwarz & Jellinek, (“Escrow Agent”), a deposit of FIFTY THOUSAND DOLLARS ($50,000.00, the “Initial Deposit”).

b. Buyer shall wire transfer $800,000 directly to the Escrow Agent in immediately available funds in accordance with the wire transfer instructions to be provided by the Escrow Agent to the Buyer upon execution of this Agreement said funds to be held in trust until transfer to the SBA Lender as defined below.

c. On or before June 15, 2023, Seller shall direct the Seller’s Escrow Agent shall wire transfer $850,000, or such other payoff amount, to Newtek Small Business Finance LLC Collections (the “SBA Lender”) to satisfy and extinguish the indebtedness owed by SDI Black relating to the Newtek Small Business Finance Loan - SBA Loan Number: 9441438204 (the “SBA Debt”).

4.	Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before June 15, 2023 (the “Closing Date”).

5.	Representations and Warranties of Seller. Seller represents and warrants the following:

a.	SDI Black is New York limited liability company duly organized, validly existing, and in good standing under the laws of the state of New York.

b.	Cuentas SDI is a Florida limited liability company duly organized, validly existing, and in good standing under the laws of the state of Florida.

c.	SDI Black has transferred all of the SDI Black Assets listed on Schedule A hereto to Cuentas SDI free and clear of all liens, claims, and encumbrances.

d.	Seller has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby.

e.	The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the operating agreement of SDI Black or Cuentas SDI or other governing documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Seller; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of, any obligation or loss of any benefit under any contract or other instrument to which Seller, SDI Black, or Cuentas SDI is a party, except where the conflict, violation, default, termination, acceleration, or modification would not, individually or in the aggregate, have a material adverse effect on Seller’s ability to consummate the transactions contemplated hereby on a timely basis.

f.	There is no claim, action, suit, proceeding, or governmental investigation (collectively, “Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Membership Interests; or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

g.	Seller is the sole legal, beneficial, record, and equitable owner of the Purchased Membership Interests, free and clear of all Encumbrances whatsoever. To Seller’s knowledge, the Purchased Membership Interests were issued in compliance with applicable laws. Seller represents that there are no outstanding liabilities or costs of the Company that are the sole responsibility of the holder of the Purchased Membership Interests.

h.	The Limited Liability Operating Agreement for Cuentas SDI is attached as Exhibit A, which agreements are in full force and effect and are the only agreement in effect with respect to the matters described therein.

i.	To Seller’s knowledge: (a) all tax returns (including information returns) required to be filed on or before the Closing Date by each SDI Black and Cuentas SDI have been timely filed; (b) all such tax returns are true, complete, and correct in all respects; (c) all taxes due and owing by the Company (whether or not shown on any tax return) have been timely paid; (d) all deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid; and (e) there are no pending or threatened actions by any taxing authority.

j.	The representations and warranties above shall survive the Closing for a period of one (1) year.

6.	Deliverables at Closing. At Closing, the Seller and Buyer shall deliver the following documents along with payment of the Purchase Price as provided in Section 3 above:

a.	The assignment and assumption agreement (the “Assignment and Assumption Agreement”), evidencing the transfer of the Purchased Membership Interests from Seller to Buyer validly executed by Seller and validly joined in and consented to Cuentas SDI, in the form attached hereto as Exhibit B.

b.	A revised Members’ Schedule for Cuentas SDI reflecting Buyer’s purchase of the Purchase Membership Interests and ownership interest therein.

c.	Amended and restated operating agreement, a copy of which is annexed hereto that reflect the amendments necessary to reflect that Buyer is a member replacing SDI Black.

d.	Evidence of the assignment or transfer of all agreements set forth on Schedule B to Cuentas SDI has been completed.

e.	Evidence of Company’s 2022 United States Federal Income Tax Return filed and any outstanding taxes being paid in full.

f.	Evidence of Company’s 2022 Florida State Income Tax Return filed and any outstanding taxes being paid in full.

g.	Buyer shall deliver a corporate resolution authorizing the officers of the Buyer to execute any and all documents necessary to consummate this transaction made fund the Purchase Price as set forth in Section 3 above.

h.	Noncompetition agreements as set forth in Section 8 below.

7.	Assignment of Accounts Receivable. Following the Closing, Cuentas SDI shall assign to Seller all accounts receivable from Red Pocket and Black Wireless.

8.	Responsibility for Post-Closing Backcharges. Following the Closing and continuing until the six (6) month anniversary of the Closing, to the extent that Cuentas SDI incurs payment processing chargebacks, Seller agrees to reimburse Cuentas SDI for 100% of the amount of the chargeback within 30 days of receipt of a report reflecting such negative charges.

9.	Noncompetition. Concurrent with closing, the Seller, principals and former principals of Seller and any executive or critical employees of Cuentas SDI shall sign non-solicitation agreements in favor of Cuentas SDI and Buyer that same shall not solicit the existing and active customers of Cuentas SDI for a three (3) year period from the closing date.

10.	Seller SBA Payment Obligation. On or about June 15, 2023, Seller or the Escrow Agent shall wire transfer directly to the SBA Lender up to $850,000 to reduce the SBA Debt that Seller owes to the SBA Lender.

11.	INDEMNIFICATION. EACH PARTY HEREBY AGREES TO INDEMNIFY, SAVE AND KEEP HARMLESS THE OTHER PARTY, ITS AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, PENALTIES, INJURIES, CLAIMS, ACTIONS AND SUITS, INCLUDING LEGAL EXPENSES CONSISTING OF REASONABLE ATTORNEYS’ FEES AND COSTS OF LITIGATION, OF WHATSOEVER KIND AND NATURE (“CLAIMS”), SUFFERED OR INCURRED ON ACCOUNT OF THE INDEMNIFYING PARTY’S BREACH OF ANY REPRESENTATION WARRANTY OR COVENANT MADE HEREIN, OR ANY CONTRACT; AGREEMENT OR UNDERSTANDING BETWEEN THE INDEMNIFYING PARTY AND ANY THIRD PARTY, UNLESS SUCH CLAIM IS ULTIMATELY BASED UPON THE WRONGFUL OR NEGLIGENT ACT OR OMISSION OF THE PARTY TO BE INDEMNIFIED. FURTHER, THE SELLER SHALL INDEMNIFY BUYER FOR ANY SELLER LIABILITIES OR COSTS WHICH WERE INCURRED PRIOR TO THE CLOSING. EACH PARTY AGREES THAT IF IT SHOULD BECOME AWARE OF A CLAIM AGAINST IT WHICH IS TO BE DEFENDED AND INDEMNIFIED AGAINST BY THE OTHER PARTY, IT SHALL GIVE THE INDEMNIFYING PARTY TIMELY NOTICE OF THE CLAIM AND TENDER THE DEFENSE OF SAME TO THE INDEMNIFYING PARTY. THE INDEMNIFYING PARTY SHALL HAVE THE PRIMARY RESPONSIBILITY FOR DEFENSE OF THE CLAIM AND MAY RETAIN COUNSEL TO CONDUCT THE DEFENSE, WHO SHALL BE REASONABLY ACCEPTABLE TO THE INDEMNIFIED PARTY. THE INDEMNIFIED PARTY SHALL COOPERATE WITH ALL REASONABLE REQUESTS BY THE INDEMNIFYING PARTY FOR ASSISTANCE WITH THE DEFENSE. THE INDEMNIFYING PARTY SHALL HAVE THE EXCLUSIVE RIGHT TO SETTLE AND COMPROMISE CLAIMS FOR MONEY DAMAGES, BUT SHALL NOT WITHOUT THE PRIOR WRITTEN CONSENT OF THE INDEMNIFIED PARTY, (A) MAKE ANY ADMISSIONS OF FACT OR LAW IN ANY ANSWER OR OTHER PLEADING OR PAPER, OR IN OPEN COURT, OR OTHERWISE, THAT MAY BE BINDING ON THE INDEMNIFIED PARTY OR (B) CONSENT OR AGREE TO ANY REMEDIES THAT WOULD BE BINDING UPON THE INDEMNIFIED PARTY, OTHER THAN MONEY DAMAGES. NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, NO PARTY’S RIGHT TO BE INDEMNIFIED AGAINST CLAIMS SHALL AFFECT THE RIGHT OF ANY PARTY TO RETAIN ITS OWN COUNSEL IN CONNECTION WITH ANY SUCH CLAIM, BUT IF A PARTY HAS ACCEPTED DEFENSE OF ANY SUCH CLAIM AGAINST THE OTHER PARTY AND HAS RETAINED COUNSEL ACCEPTABLE TO THE INDEMNIFIED PARTY, THE INDEMNIFYING PARTY SHALL NOT BE OBLIGATED TO PAY THE ATTORNEYS’ FEES OR COST OF ANY COUNSEL OTHER THAN THE COUNSEL RETAINED BY IT.

12.	Other General Terms and Conditions. The parties agree to the following terms and conditions:

a.	Binding Arbitration. Buyer and Seller agree that any dispute regarding this Agreement will be settled by binding arbitration according to the rules of the American Arbitration Association (the “AAA”) conducted in New York, New York by the AAA. The parties agree to expedite the necessary arbitration as quickly as the rules of the AAA permit. The parties agree to mutually select the arbitrator or they will promptly notify the AAA they are unable to agree and the AAA will select an arbitrator with no less than 20 years of experience in complex commercial equity purchases or business acquisitions. The parties agree to follow and implement the final ruling of the Arbitrator without recourse to an appeal or the necessity of the prevailing party having to file the ruling with the circuit court to have the ruling converted into a final judgment. This provision is a material consideration in the parties entering into this agreement.

b.	Waiver of Jury Trial: EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

c.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

d.	Entire Agreement: This Agreement and all related attachments constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, records, representations and warranties, both written and oral, whether express or implied, with respect to such subject matter.

e.	Successors and Assigns; Assignment: This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. This Agreement may not be assigned by any party and any such assignment in violation of this Agreement shall be null and void.

f.	Attorneys’ Fees. If any party hereto institutes any legal suit, action, or proceeding, including arbitration, against another party in respect of a matter arising out of this Agreement, the prevailing party in the suit, action, or proceeding shall be entitled to receive, and the non-prevailing party shall pay, in addition to all other damages to which the prevailing party may be entitled, the costs and expenses incurred by the prevailing party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses and court costs.

g.	Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by each of the parties.

h.	Governing Law. This Agreement including any attachments, and all matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflict of law provisions.

i.	By signing below each party agrees to be bound by terms and conditions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the 14 day of June, 2023.

BUYER:

The OLB Group, Inc.

By:	/s/ Ronny Yakov
Name:	Ronny Yakov
Title:	Chief Executive Officer

SELLER:

SDI Black 011, LLC

By:	/s/ Saheda Kapadia
Name:	Saheda Kapadia
Title:	Managing Member

EXHIBIT A - Limited Liability Company Operating Agreement

.EXHIBIT B – Form of Assignment of Membership Interests

SCHEDULE A – ASSETS

1.	AWS Server Access:

Buyer will be provided access to:

●	Create/Change Login credentials

●	Change/Update account name

●	Update Credit Card to prevent loss or interruption of service

2.	Source Code:

o	Buyer will be provided access to Black011.com Source Code located at GitHub/Assembler to manage and Create Login credentials

3.	Domain Access:

Buyer will be provided access to GoDaddy.com

●	Buyer will complete a Domain transfer of MyBlack011.com and Black011.com

4.	Customer Database (Distributors, Agents, Retailers, End Users):

o	List of Customer information Including:

▪	Name
▪	Address
▪	Phone Number
▪	Email Address
▪	Agreements

5.	Retailer’s License data

o	Buyer will acquire all business licenses of retailers including their TAX IDs.

o	ACH authorization forms for all customers that are on ACH.

6.	Vendor list

o	All vendor list with name. phone number and address

7.	ALL API lists

8.	All discount codes information

9.	ACH Processing system

10.	Credit card processor merchant account

11.	Bank Accounts

12.	Vendor Agreements

13.	Customer Service ticketing system

14.	India customer service/support team contract

15.	Trademarks & Website domains

SCHEDULE B – AGREEMENTS

1.	Usage-Based Universal PIN Services Agreement dated April 11, 2017 by and between SDI Carrier Group, LLC and Network Enhanced Telecom, LLP dba NetworkIP.

2.	Service and Multi-Products Supply Contract dated May 24, 2016 by and between CSQ Non Stop, LLC and SDI – Black 001, LLC.

3.	ISO/Agent/Partner Agreement dated April 6, 2017 by and between Prepay Nation and Sohel Distributors NY, LLC.